UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 2012

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

Roberts Realty Investors, Inc., the registrant, conducts its business through Roberts Properties Residential, L.P.  On April 19, 2012, Roberts Properties Residential, L.P. renewed and extended its $2,955,000 Highway 20 land loan with Touchmark National Bank to April 8, 2013.  The loan is secured by the Highway 20 property, which is located in Cumming, Georgia and is zoned for 210 multifamily units.  We established a $165,000 interest reserve to pay the monthly interest payments at the prime rate with a floor of 5.5% per annum.  We will also make fixed principal payments of $5,000 per month, with a one-time principal reduction of $240,000 prior to October 15, 2012.  The loan documents contain customary representations, covenants and default provisions, and the loan continues to be guaranteed by Roberts Realty Investors, Inc.

We described the renewal of our Highway 20 loan in a press release issued on April 23, 2012, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

99.1	Press release dated April 23, 2012 regarding the renewal of our Highway 20 loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: April 23, 2012	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer